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                                                                  EXHIBIT 11(a)

                      [DECHERT PRICE & RHOADS LETTERHEAD]

                                 June 26, 1998

AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046

Ladies and Gentlemen:

             We hereby consent to the use of our name in the Statement of Additional Information of the AIM Limited Maturity Treasury Fund as filed in post-effective amendment No. 9 under the Securities Act of 1933.


                                               Sincerely,

                                               /s/ DECHERT PRICE & RHOADS